EXHIBIT 99.1

Diamond I and NewMarket Technology, Inc. Sign Definitive Agreement for Sale of Control to NewMarket

DMOI’s Shareholders to Benefit from Gaming Division Funding and Spin-off, WIFI Division Revival and Funding

Las Vegas, NV, March 14, 2007 - Diamond I, Inc. (OTCBB:DMOI), a developer of wireless gaming products, including the GS2(TM) wireless hand-held gaming unit and the WifiCasino(TM) wireless gaming system, today announced that it had entered into a securities purchase agreement with NewMarket Technology, Inc. (OTCBB:NMKT), whereby NewMarket would purchase voting control of Diamond I through ownership of a new series of preferred stock.

“We believe this deal with NewMarket provides significant value to our shareholders,” said David Loflin, Diamond I’s President and CEO. “We will have immediate access to needed funding for our gaming-related activities, the shareholders will share in the monies to be paid to us, the shareholders will receive 100% of our gaming subsidiary as a spin-off, and our WIFI division will be revived with funding committed,” added Mr. Loflin.

Under the agreement with NewMarket, NewMarket will purchase two million shares of a new series of preferred stock of Diamond I, in exchange for (1) a $2,000,000 promissory note, (2) a $250,000 facility, $25,000 of which is available immediately, (3) a commitment for an additional $750,000 in funding (terms to be negotiated) for Diamond I’s gaming subsidiary, and (4) a commitment for an additional $1,000,000 in funding (terms to be negotiated) for Diamond I’s revived WIFI division. Diamond I shareholders of record on the closing date of the agreement (to occur no later than June 7, 2007) with NewMarket will be entitled to their pro rata share of the $2,000,000 received under the promissory note and will be entitled to their pro rata share of the stock of Diamond I’s gaming subsidiary. The new series of preferred stock to be issued to NewMarket will possess voting rights that give NewMarket voting control of Diamond I.

About Diamond I, Inc. (www.wificasino.net)

"Voice-Print" and "Finger-Print" Technologies. Diamond I owns the rights to patent-pending voice-recognition and fingerprint biometric security technologies. These security technologies will be incorporated into Diamond I's WifiCasino GS wireless, hand-held gaming system, as well as the hand-held gaming unit to be employed by the Global Gaming Platform venture.

Diamond I, Inc. is a development-stage company that develops wireless gaming products, including a hand-held Wi-Fi-based gaming system for on-premises use by casinos/resorts, known as "WifiCasino"(TM), which includes the GS2(TM), the user-friendly wireless hand-held unit. The term "Wi-Fi" (wireless fidelity) refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi-Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 Ghz.

With the passage of Nevada Law AB471, which authorizes the use of mobile communication devices for gaming in public areas in Nevada casinos, Diamond I seeks to secure a Las Vegas hotel/casino to serve as the demonstration site for its WifiCasino, in conjunction with its application for a gaming license in Nevada. To that end, in a letter of intent, The Palms Resort and Casino has agreed to continue to develop a working relationship relating to Diamond I's WifiCasino and, assuming Diamond I continues to meet certain standards, The Palms stated that it intends to pursue an opportunity with Diamond I. Diamond I continues to seek venues in which to establish its WifiCasino system, including other U.S. casinos and horse and dog racing facilities. Diamond I has had preliminary discussions with certain owners of cruise ships, certain owners of horse racing facilities in the United States and dog and horse racing facilities outside the United States.

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risk, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ materially from the forward-looking statements. Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve numerous risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of Diamond I's products and services and markets for such products and services, the timing and level of customer orders, competitive products and service, changes in economic conditions and other risks and uncertainties. Although Diamond I believes the statements are reasonable, it can give no assurance that such expectations will prove correct. Diamond I cautions that any forward-looking statements contained herein are not a guarantee of future performance and that actual results may differ materially.

Contact:
Diamond I, Inc.
Baton Rouge
David Loflin
225-341-4004